EXHIBIT 10.4

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”), dated as of the 29th day of December, 2006, made by LMI AEROSPACE, INC., a Missouri corporation (“Guarantor”), to CIT CRE LLC, a Delaware limited liability company (“Landlord”).

W I T N E S S E T H :

WHEREAS, Landlord, as lessor, (i) has entered into a Lease Agreement of even date herewith (a “Lease”), in which Landlord leased to Leonard’s Metals, Inc., a Missouri corporation (a “Tenant”), certain premises situated in Missouri and Kansas (the “LMI Metals Premises”), and (ii) will enter into another Lease on or before January 31, 2006 (also a “Lease” and, together with the Lease referenced in (i), the “Leases”), in which Landlord will lease to LMI Finishing, Inc., an Oklahoma corporation (also a “Tenant” and, together with the Tenant referenced in (i), the “Tenants”), certain premises situated in Oklahoma (collectively with the LMI Metals Premises, the “Leased Premises”);

WHEREAS, all of the issued and outstanding stock of Tenants is owned by Guarantor; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a condition of, and material inducement to, Landlord to execute the Leases, and Guarantor expects to derive financial benefit from the Leases;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:

ARTICLE I
GUARANTEE

Section 1.01  Guaranteed Obligations. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to, and becomes surety for, Landlord and its successors and assigns for the due, punctual, and full payment, performance, and observance of, and covenants with Landlord to duly, punctually, and fully pay and perform, the following (collectively, the “Guaranteed Obligations”):

(a)  the full and timely payment of all Rent (as defined in each Lease) and all other amounts due or to become due to Landlord from the applicable Tenant under each Lease or any other agreement or instrument executed in connection therewith, whether now existing or hereafter arising, contracted, or incurred (collectively, the “Monetary Obligations”); and

(b)  all covenants, agreements, terms, obligations and conditions, undertakings, and duties contained in each Lease to be observed, performed by, or imposed upon by the applicable Tenant under such Lease, whether now existing or hereafter arising, contracted, or incurred (collectively, the “Performance Obligations”), as and when such payment, performance, or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the each Lease, which terms are incorporated herein by reference. The Guaranteed Obligations shall not be affected by either Tenant’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceeding affecting either Tenant. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, immediately upon demand, pay the same to Landlord when due under the terms of the applicable Lease. If for any reason either Tenant shall fail to perform or observe any Performance Obligation, Guarantor shall, immediately upon demand, perform and observe the same or cause the same to be performed or observed. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Landlord shall be prohibited from exercising any of Landlord’s rights and remedies, including, but not limited to, enforcement of the terms of either Lease against the applicable Tenant, then as to Guarantor such prohibition shall be of no force and effect, and Landlord shall have the right to make demand upon, and receive payment and/or performance from, Guarantor of all Guaranteed obligations and Guarantor’s obligation in this respect shall be primary and not secondary. Guarantor acknowledges and agrees that the Monetary Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the either Lease following the commencement by or against either Tenant of any action under the United States Bankruptcy Code or other similar statute. Guarantor shall pay all Monetary Obligations to Landlord at the address and in the manner set forth in each Lease or at such other address as Landlord shall notify Guarantor of in writing.

Section 1.02  Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired, or in any way affected by:

(a)  any amendment, modification, extension, renewal, or supplement to either Lease or any termination of either Lease or any interest therein;

(b)  any assumption by any party of either Tenant’s or any other party’s obligations under, or either Tenant’s or any other party’s assignment of any of its interest in, the applicable Lease;

(c)  any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Leases or pursuant to applicable law (even if any such right, remedy, power or privilege shall be lost thereby), including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence, or other action or inaction in respect thereof;

(d)  any change in the financial condition of either Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, either Tenant, or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, either Tenant, or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

(e)  any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

(f)  the genuineness, invalidity or unenforceability of all or any portion or provision of either Lease;

(g)  any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of either Tenant in any bankruptcy or other proceeding;

(h)  the release or discharge of either Tenant or any other person or entity from, or an accord and satisfaction which discharges, performance or observance of any of the agreements, covenants, terms or conditions contained in each Lease by operation of law or otherwise;

(i)  the failure of Landlord to keep Guarantor advised of either Tenant’s financial condition, regardless of the existence of any duty to do so;

(j)  any assignment by Landlord of all of Landlord’s right, title and interest in, to and under either Lease and/or this Guaranty as collateral security for any loan;

(k)  any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of either Tenant under a Lease (except by payment in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);

(l)  the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

(m)  any actual, purported or attempted sale, assignment or other transfer by Landlord of either Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

(n)  any merger or consolidation of either Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of such Tenant’s assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of such Tenant or any affiliate of such Tenant to any other person or entity;

(o)  Failure by either Tenant to obtain, protect, preserve or enforce any rights in or under the applicable Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights; or

(p)  any other event, action, omission or circumstances which might in any manner or to any extent impose any risk to Guarantor or which might otherwise constitute a legal or equitable release or discharge of a guarantor or surety.

all of which may be given or done without notice to, or consent of, Guarantor.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature which either Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord.

Section 1.03  Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of a Lease by either Tenant or such Tenant’s trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law, Guarantor will, if Landlord so requests, assume all obligations and liabilities under the express terms of such Lease, to the same extent as if Guarantor had been originally named instead of such Tenant as a party to such Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of such Tenant under such Lease (to the extent permitted by law).

Section 1.04  No Notice or Duty to Exhaust Remedies. Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against either Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Guarantor hereby waives notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under either Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever. This Guaranty is a guaranty of payment and performance and not merely of collection.

Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate either Lease, either in whole or in part, in accordance with its terms.

Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

Section 1.05  Subrogation. Notwithstanding any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor hereby irrevocably waives and releases any and all rights it may have, at any time, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against either Tenant or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in Guarantor being deemed a “creditor” under the United States Bankruptcy Code of either Tenant or any other person or entity. If any payment shall be paid to Guarantor on account of any subrogation rights, each and every amount so paid shall immediately be paid to Landlord to be credited and applied upon any of the Guaranteed Obligations, whether or not then due and payable. Every claim or demand which Guarantor may have against either Tenant shall be fully subordinate to all Guaranteed Obligations.

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01  Representations and Warranties. Guarantor hereby represents and warrants to Landlord as follows:

(a) Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and is in good standing in each other jurisdiction in which the nature of its assets or the conduct of its business requires such qualification;

(b) Guarantor is authorized and empowered to enter into this Guaranty and to perform all of its obligations hereunder;

(c) This Guaranty constitutes the legally binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms;

(d) The person signing this Guaranty on behalf of Guarantor has been duly authorized to sign and deliver this Guaranty on behalf of Guarantor;

(e) Guarantor has not committed any act or permitted any action to be taken which would adversely affect its ability to fulfill its material obligations under this Guaranty;

(f) The execution and delivery of this Guaranty, and the performance of Guarantor’s obligations under this Guaranty, will not violate or breach, or conflict with, the terms, covenants or provisions of any agreement, contract, note, mortgage, indenture or other document of any kind whatsoever to which Guarantor is a party or by which it or any of its material assets is bound;

(g) There are no pending nor, to Guarantor’s knowledge, threatened matters of litigation, administrative action or examination, government investigation, claim or demand relating to the Guarantor;

(h) Guarantor’s board of directors has approved the execution and delivery of this Guaranty;

(i) Guarantor is not in default of the performance or observance of any of the material obligations, covenants or conditions contained in any contractual obligation of Guarantor beyond any applicable notice or cure period;

(j) No officer of Guarantor has been convicted of a crime (excluding misdemeanors and traffic violations); and

(k) Guarantor is not a “foreign person” as defined in Section 1445 of the Code and the regulations promulgated thereunder.

Section 2.02  Financial Statements; Books and Records.

(a)  Guarantor shall keep adequate records and books of account with respect to the finances and business of Guarantor generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles (“GAAP”) consistently applied, and shall permit Landlord by its agents, accountants and attorneys, upon reasonable notice to Guarantor, to examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Guarantor, at such reasonable times as may be requested by Landlord. Upon the request of r Landlord (either telephonically or in writing), Guarantor shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

(b)  Guarantor shall deliver to Landlord within ninety (90) days of the close of each fiscal year, annual audited financial statements of Guarantor prepared by nationally recognized independent certified public accountants. Guarantor shall also furnish to Landlord within sixty (60) days after the end of each of the three remaining fiscal quarters unaudited financial statements and all other quarterly reports of Guarantor, certified by Guarantor’s chief financial officer[, and, if applicable, all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law]. All financial statements of Guarantor shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Guarantor, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Guarantor has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Guarantor has fulfilled all of its obligations under this Guaranty which are required to be fulfilled on or prior to the date of such affidavit.

(c)  Landlord and its agents, accountants and attorneys, shall consider and treat on a strictly confidential basis (i) any information contained in the books and records of Guarantor, (ii) any copies of any books and records of Guarantor, and any financial statements of Guarantor pursuant to Section 2.02(b) which are delivered to or received by them. Landlord and its agents, accountants and attorneys, shall conspicuously mark all copies of such documents as “Confidential”. Neither Landlord nor any of its agents, accountants and attorneys, shall disclose any information contained in Guarantor’s books and records nor distribute copies of any of such books and records nor Guarantor’s financial statements to any other Persons without the prior written consent of the chief operating officer of Guarantor.

(d)  The restrictions contained in this Section 2.02(b) shall not prevent disclosure by Landlord of any information in any of the following circumstances:

(i)  Upon the order of any court or administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise;

(ii)  Upon the request, demand or requirement of any regulatory agency or authority having jurisdiction over such party, including the Securities and Exchange Commission (whether or not such request or demand has the force of law);

(iii)  That has been publicly disclosed other than by breach of this Section 2.02(b) by Landlord or by any other Person who has agreed with Landlord to abide by the provisions of this Section 2.02(b);

(iv)  To counsel or accountants for Landlord or counsel or accountants for such other person or entity who has agreed to abide by the provisions of this Section 2.02(b);

(v)  While an Event of Default exists, in connection with the exercise of any right or remedy under this Guaranty, either Lease or any other related document;

(vi)  Independently developed by Landlord to the extent that confidential information provided by Guarantor is not used to develop such information;

(vii)  In any reporting to the beneficiaries;

(viii)  In connection with the securitization and/or sale of a loan or interest therein by a Lender (as defined in the Lease); or

(ix)  As otherwise required by Law.

Section 2.03  Notice of Certain Events. Promptly upon becoming aware thereof, Guarantor shall give Landlord notice of (i) the commencement, existence or threat of any proceeding by or before any duly constituted governmental authority or agency against or affecting Guarantor which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder or (ii) any material adverse change in the business, operations or condition, financial or otherwise, of Guarantor.

Section 2.04  Estoppel Certificates. Guarantor shall, at any time upon not less than ten (10) days’ prior written request by Landlord, deliver to the party requesting the same a statement in writing, executed by the president or a vice president of Guarantor, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect, (ii) that Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that Guarantor has no defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, (iv) that, except as otherwise specified, there are not proceedings pending or, to the knowledge of Guarantor, threatened against Guarantor before any court, arbiter or administrative agency which, if adversely decided, could have a material adverse effect on the business, operations or conditions, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder and (v) such other matters as Landlord may reasonably request.

Section 2.05  Financial Covenants. Guarantor hereby covenants and agrees to comply and to the extent applicable, to cause each Tenant to comply with all of the covenants and agreements described in Exhibit A attached hereto and made a part hereof.

ARTICLE III
EVENTS OF DEFAULT

Section 3.01  Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Guaranty:

(a)  a failure by Guarantor to make any payment of any Monetary Obligation, regardless of the reason for such failure;

(b)  a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01;

(c)  any representation or warranty made by Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect, now or hereafter, in any material respect;

(d)  a default beyond any applicable cure period by Guarantor in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (i) if such payment is a payment at maturity or a final payment, or (ii) if an effect of such default is to cause, or permit any person to cause, such obligation to become due prior to its stated maturity;

(e)  a default by Guarantor beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any leases (excluding either Lease) with rental obligations over the terms thereof of $500,000 or more in the aggregate;

(f)  a final, non-appealable judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days;

(g)  Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(h)  a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

(i)  Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

(j)  Guarantor shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets.

ARTICLE IV
MISCELLANEOUS

Section 4.01  Effect of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Guarantor hereby agrees to indemnify Landlord against, and to save and hold Landlord harmless from any required return by Landlord, or recovery from Landlord, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason. If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to either Lease shall at such time be prevented by reason of the pendency against either Tenant of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the applicable Lease shall be deemed to have been declared in default or accelerated with the same effect as if such Lease had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.

Section 4.02  Further Assurances. From time to time upon the request of Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Landlord may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Landlord to enforce any of its rights hereunder.

Section 4.03  Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

Section 4.04  No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or either Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under a Lease, at law or in equity.

Section 4.05  Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Guaranty shall be in writing (including telexed communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by telex with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party addressed:

if to Landlord, at the address set forth in each Lease; and

if to Guarantor, at:

LMI Aerospace, Inc.
[____________________________]
[____________________________]

or in accordance with the last unrevoked written direction from such party to the other party.

Section 4.06  Expenses. Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord’s enforcement or preservation of rights under this Guaranty or the Lease, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder or by either Tenant of any of its obligations under the Lease.

Section 4.07  Survival. All obligations of Guarantor to make payments to or indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

Section 4.08  Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

Section 4.09  Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

Section 4.10  Governing Law.

(a) This Guaranty was negotiated in New York, New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to § 5-1401 of the New York General Obligations Law.

(b) Any legal suit, action or proceeding against Guarantor or Landlord arising out of or relating to this Guaranty shall be instituted in any federal or state court in New York, New York, pursuant to § 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby designate and appoint [_____________], as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by Guarantor from time to time in accordance with the terms hereof), and written notice of said service of Guarantor mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor, in any such suit, action or proceeding in the State of New York. Guarantor (i) shall give prompt notice to the Landlord of any change of address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

Section 4.11  Jury Trial. GUARANTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT THE LANDLORD HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF ALL WAIVERS CONTAINED HEREIN BY INDEPENDENT LEGAL COUNSEL, SELECTED BY GUARANTOR, AND GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 4.12  Successors and Assigns; Joint and Several. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. The obligations and liabilities of each Guarantor under this Guaranty shall be joint and several. As used in this Guaranty, the singular shall include the plural and vice-versa.

Section 4.13  Incorporation of Recitals; Definitions. The recitals set forth on page 1 of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth. Terms not otherwise specifically defined herein shall have the meanings set forth in each Lease.

Section 4.14  Rights of Lender. Guarantor acknowledges that the rights of Landlord under this Guaranty may be assigned to a Lender and upon such assignment such Lender shall have all of the rights and benefits of Landlord hereunder.

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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

LMI AEROSPACE, INC.

		By:	/s/ Lawrence E. Dickinson
		Name:	Lawrence E. Dickinson
		Title:	Vice President, Chief Financial Officer and Secretary

Agreed and Acknowledged:
CIT CRE LLC
By:	/s/ Roy Rosenbaum
Name:	Roy Rosenbaum
Title:	Vice President